UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2016

PRESS GANEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37398	20-0259496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place

Suite 500

Wakefield, Massachusetts 01880

(Address of principal executive offices) (Zip Code)

(781) 295-5000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On May 2, 2016, Press Ganey Holdings, Inc., through its wholly owned subsidiary, Press Ganey Associates, Inc. (“Press Ganey”), acquired Avatar International Holding Company, a Delaware corporation (“Avatar”), through the merger of Aquarius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Press Ganey (“Merger Sub”) with and into Avatar (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of May 2, 2016, by and among Press Ganey, Merger Sub and Avatar (the “Merger Agreement”).  Press Ganey purchased Avatar from Riverside Capital Appreciation Fund V, L.P., a Delaware limited partnership, Riverside Capital Appreciation Fund V-A, L.P., a Delaware limited partnership, and RCAF V CIV XX, L.P., a Delaware limited partnership.  Avatar is a patient experience and employee engagement company.

On the terms and subject to the conditions set forth in the Merger Agreement, Press Ganey paid an aggregate amount in cash equal to approximately $17.1 million, subject to certain post-closing adjustments.

Item 7.01 Regulation FD Disclosure.

On May 3, 2016, Press Ganey issued a press release announcing the completion of the acquisition of Avatar. The press release is furnished hereto as Exhibit 99.1.

The foregoing information in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit

NumberDescription

99.1   Press Release issued by Press Ganey Holdings, Inc., dated May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS GANEY HOLDINGS, INC.

By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Corporate Secretary

Date: May 6, 2016

EXHIBIT INDEX

Exhibit

NumberDescription

99.1   Press Release issued by Press Ganey Holdings, Inc., dated May 3, 2016.